UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 13, 2007

SYMMETRICOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-02287	95-1906306
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

2300 Orchard Parkway, San Jose, California 95131-1017

(Address of principal executive offices, including zip code)

(408) 433-0910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                     RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 16, 2007, Symmetricom, Inc. (“Symmetricom” or the “Company”) issued a press release which sets forth updates to its results of operations for the quarter and six months ended December 31, 2006.  These updates are a result of an error in accounting for outsourced labor related to installation work performed by the Company for certain of its customers, as described below under Item 4.02 of this Current Report on Form 8-K.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 4.02                     NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On April 13, 2007, the Audit Committee of the Board of Directors of Symmetricom, following a review by and on the recommendation of the Company’s management, concluded that the Company’s financial statements for the quarter and six months ended December 31, 2006 could no longer be relied upon due to an error in accounting for outsourced labor related to installation work performed by the Company for certain of its customers.  This accounting error resulted from reliance on a manually compiled spreadsheet that was not accurately completed.  Additional verification steps have been added to our internal control processes to help ensure the accuracy and completeness of this spreadsheet.

As a result of such error, cost of services was understated by approximately $1.2 million; gross profit , operating income and income before income taxes were overstated by approximately $1.2 million and net income was overstated by approximately $0.8 million for the quarter and six months ended December 31, 2006.  Symmetricom anticipates that the correction of this error will result in a reduction from the previously reported earnings per share on a fully-diluted basis of $0.08 to $0.06 for the quarter ended December 31, 2006 and $0.16 to $0.14 for the six months ended December 31, 2006.

The error affected the Company’s financial statements for the quarter and six months ended December 31, 2006 and did not materially affect the financial statements for any other period.  The Company currently anticipates that it will file an amendment to its previously filed Quarterly Report on Form 10-Q for the quarter ended December 31, 2006 on Form 10-Q/A, including the restated financial statements, before the deadline for filing its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

The Company’s management and Audit Committee have discussed the matters described in this Current Report on Form 8-K with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

This Current Report on Form 8-K contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. The currently anticipated effects of the restatement described above are preliminary and may be subject to change as the Company completes its analysis of the impact of the accounting error. Forward-looking statements are made as of the date of this Current Report on Form 8-K and, except as required by law, the Company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Item 9.01                 FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits.

The following exhibit is filed with this Form 8-K:

99.1 Press Release dated April 16, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2007	By:	/s/ William Slater
William Slater
Chief Financial Officer and Secretary

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